UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): June 24, 2009
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On June 24, 2009 (the “Closing Date”), Terremark Worldwide, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), completed its previously announced offering of $420,000,000 aggregate principal amount of 12.0% Senior Secured Notes due 2017 (the “Notes”), which are guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by substantially all of the Company’s domestic subsidiaries (the “Guarantors”). Additionally, the Notes are secured by a first priority security interest in substantially all of the assets of the Company and the Guarantors, including the pledge of 100% of all outstanding capital stock of each of the Company’s domestic subsidiaries and 65% of all outstanding capital stock of substantially all the Company’s foreign subsidiaries (such security interests and pledges, together, the “Security Interests”). The Securities were offered and sold in a private placement to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act.
     The Securities were issued pursuant to an indenture, dated June 24, 2009 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture is described under Item 2.03 below, which is hereby incorporated by reference in this Item 1.01 of this Current Report on Form 8-K.
     The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. On the Closing Date, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors have agreed for the benefit of the holders of the Securities to use their best efforts to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Securities for an issue of the Company’s senior secured notes (the “Exchange Notes”) guaranteed by the Guarantors (the “Exchange Note Guarantees” and, together with the Exchange Notes, the “Exchange Securities”) with terms identical to the Notes, except that the Exchange Notes will not bear legends restricting transfer and will not contain terms providing for the payment of additional interest as described below and in the Registration Rights Agreement. In addition, we have agreed to file, in certain circumstances, a shelf registration statement covering resales of the Securities.
     If the exchange offer for the Notes is not completed on or prior to the 210th day following the Closing Date, the interest rate on the Notes will increase by 0.25% per annum for the first 90-day period thereafter, and the amount of such additional interest will increase by an additional 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.0% per annum over the original interest rate on the Notes (“Additional Interest”). Additional Interest will also become payable if any of the following occurs: (i) our failure to file with the Commission the Exchange Offer Registration Statement on or prior to the 90th day following the Closing Date; (ii) our failure to file with the Commission a shelf registration statement on or prior to the 30th day following the occurrence of an event requiring that we file a shelf registration statement; (iii) if on or prior to the 180th day following the Closing Date, neither the Exchange Offer Registration Statement nor a shelf registration statement has been declared effective by the Commission; (iv) if on or prior to the 210th day following the Closing Date a shelf registration statement, if required in lieu of Exchange Offer Registration Statement, has not been declared effective by the Commission; or (v) if either the Exchange Offer Registration Statement or a shelf registration statement that has been declared effective ceases to be effective. Additional Interest shall cease to accrue and become payable: (i) following our cure of any of the foregoing conditions, as applicable; (ii) on any Exchange

Securities; (iii) on Securities that cease to be outstanding; or (iv) after the Securities (x) become freely transferable without restriction pursuant to Rule 144 under the Securities Act by persons that are not our affiliates (provided that the one-year holding period specified by Rule 144(d)(1)(ii) has been satisfied), (y) do not bear any restrictive legends and (z) do not bear a restrictive CUSIP number.
     On the Closing Date, in connection with the grant of the Security Interests to U.S. Bank National Association, as collateral trustee (the “Collateral Trustee”), for the benefit of the holders of the Notes, the Company and the Guarantors entered into each of (i) that certain Security Agreement (the “Security Agreement”)with the Collateral Trustee; (ii) that certain Intellectual Property Security Agreement with the Collateral Trustee (the “IP Security Agreement”); and (iii) that certain Collateral Trust Agreement with the Trustee, the Collateral Trustee and the other Secured Debt Representatives from time to time party thereto (the “Collateral Trust Agreement”), which Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens on the collateral securing the Notes and the Guarantees.
     The foregoing description of the Registration Rights Agreement, Security Agreement, IP Security Agreement and Collateral Trust Agreement is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, Security Agreement, IP Security Agreement and Collateral Trust Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference in this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.
     On the Closing Date, we used a portion of the net proceeds received from the issuance of the Notes to repay in full (the “Repayment”) all amounts outstanding under our $150,000,000 first lien credit agreement (the “First Lien Credit Agreement”) by and among the Company, Credit Suisse, Societe Generale and the lenders from time to time party thereto and our $100,000,000 second lien credit agreement (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”) among the Company and Credit Suisse, together with all interest accrued thereon. Upon effecting the Repayment, each of the Credit Agreements were terminated. Also terminated were the documents and instruments related to the Credit Agreements pursuant to which we had granted for the benefit of the lenders under the Credit Agreements a first priority security interest, in the case of the First Lien Credit Agreement, and a second priority security interest, in the case of the Second Lien Credit Agreement, in substantially all of our and our domestic subsidiaries’ assets, including a pledge of 66% of all of the equity interests in substantially all of our foreign subsidiaries (such related documents and instruments, the “Related Documents”). Those provision of the Credit Agreements and the Related Documents that expressly provide for the survival of obligations thereunder will survive the termination of such agreements.
     In connection with the Repayment, we paid a 2.0% call premium in an amount equal to approximately $2.2 million in respect of the amounts outstanding under the Second Lien Credit Agreement. Additionally, we paid approximately $8.4 million in connection with the termination of certain interest rate swap agreements that we had entered into in connection with the Credit Agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Notes issued as described in Item 1.01 of this Current Report on Form 8-K are our general secured obligations, secured by first-priority liens on the collateral securing the Notes and rank equal in right of payment with all of our existing and future senior secured indebtedness that is secured on an equal basis with the Notes. To the extent that any liens on the collateral securing the Notes were not perfected as of the Closing Date, the Company must use its reasonable best efforts to promptly perfect such security interests; provided that the Company must in any event perfect such interests no later than 60 days following the Closing Date. The Notes bear interest at 12.0% per annum, payable on June 15 and December 15 of each year, commencing December 15, 2009.
     At any time prior to June 15, 2012, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 112.000% of the principal amount thereof, plus accrued and unpaid interest thereon, with the net cash proceeds of certain sales of our capital stock; provided that (i) at least 65% of the aggregate principal amount of Notes remains outstanding immediately after such redemption, and (ii) the redemption occurs within 120 days of the date of the closing of such sale of our capital stock.
     At any time prior to June 15, 2013, we may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, or Applicable Premium (as defined in the Indenture), as of, and accrued and unpaid interest, if any, to the redemption date.
     Additionally, on or after June 15, 2013, we may redeem all or a part of the Notes on any one or more occasions, at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2013	106.000%
2014	103.000%
2015 and thereafter	100.000%
     The terms of the Indenture generally limit our ability and the ability of our subsidiaries to, among other things: (i) make restricted payments; (ii) incur additional debt and issue preferred or disqualified stock; (iii) create liens; (iv) create or permit to exist restrictions on our ability or the ability of our restricted subsidiaries to make certain payments or distributions; (v) engage in sale-leaseback transactions; (vi) engage in mergers or consolidations or transfer all or substantially all of our assets; (vii) make certain dispositions and transfers of assets; and (viii) enter into transactions with affiliates.
     Following the first day that the Notes are assigned an investment grade rating by both Moody’s and S&P, and provided that no default has occurred and is continuing, certain of the restrictions described above will be suspended, including, but not limited to, restrictions on the incurrence of debt, restricted payments, transactions with affiliates and certain restrictions on mergers, consolidations and sales of assets.

     Pursuant to the Indenture, we may incur certain additional indebtedness, including up to $50.0 under credit facilities that may be used for any purpose, rank pari passu with the Notes and which may be secured by parity liens on the collateral securing the Notes. Also, we may incur up to $75.0 million of additional junior indebtedness for the purpose of financing the purchase price or cost of construction or improvement of property, plant or equipment, including the acquisition of the capital stock of an entity that becomes a restricted subsidiary. Any or all of such $75.0 million of additional indebtedness may be secured by parity liens on the collateral securing the Notes, provided that our secured leverage ratio does not exceed 3:75 to 1 on a pro-forma basis as if we had incurred such indebtedness at and as of the beginning of our most recently completed four fiscal quarters for which internal financial statements are available. Irrespective of our leverage ratio, any or all of such $75.0 million of additional indebtedness may be secured by junior liens on the collateral securing the Notes.
     Any additional indebtedness permitted by the Indenture may rank pari passu with the Notes, provided that our fixed charge coverage ratio would have been at least 2.0 to 1 on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such indebtedness had been incurred at and as of the beginning of our most recently completed four fiscal quarters for which internal financial statements are available.
     In the event of a change in control, we will be required to commence and consummate an offer to purchase all Notes then outstanding at a price equal to 101% of their principal amount, plus accrued interest (if any), to the date of repurchase. Additionally, if we or a Guarantor sell assets, all or a portion of the net proceeds of which are not reinvested in accordance with the terms of the Indenture or are not used to repay certain debt, we will be required to offer to purchase an aggregate principal amount of the outstanding Notes, in an amount equal to such remaining net proceeds, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest (if any), to the payment date.
     The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults under or failure to pay certain other indebtedness; the failure by us or our restricted subsidiaries to pay certain final non-appealable judgments; the failure of certain security interests in the collateral securing the Notes to be in full force and effect; the failure in certain instances of any Guarantee to be in full force and effect; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.
     The foregoing description of the Indenture and the Notes is only a summary and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference in this Item 2.03.

ITEM 8.01	Other Events.
     On June 24, 2009, the Company issued a press release announcing the consummation of its offering of the Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 8.01.

ITEM 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of Note.

10.1
Registration Rights Agreement, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries and Credit Suisse Securities (USA) LLC on behalf of the Initial Purchasers named therein.

10.2	Security Agreement, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as collateral trustee.

10.3	Intellectual Property Security Agreement, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as collateral trustee.

10.4
Collateral Trust Agreement, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries, U.S. Bank National Association, as collateral trustee, the other Secured Debt Representatives from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture.

99.1	Press Release, dated June 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: June 25, 2009	By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of Note.

10.1
Registration Rights Agreement, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries and Credit Suisse Securities (USA) LLC on behalf of the Initial Purchasers named therein.

10.2	Security Agreement, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as collateral trustee.

10.3	Intellectual Property Security Agreement, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as collateral trustee.

10.4
Collateral Trust Agreement, dated June 24, 2009, by and among the Company, certain of the Company’s subsidiaries, U.S. Bank National Association, as collateral trustee, the other Secured Debt Representatives from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture.

99.1	Press Release, dated June 24, 2009.